Calculation of Filing Fee Tables

Form N-2

(Form Type)

Columbia Seligman Premium Technology Growth Fund, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unpaid Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid	Equity	Common Stock	457(c)	8,000,000	$32.00(a)	$256,000,000		$37,785.60	N-2

Total Offering Amounts						$256,000,000		$37,785.60

Total Fees Previously Paid								$37,785.60(b)

Total Fee Offsets

Net Fee Due								$0

(a)   Estimated solely for purposes of calculating the filing fee in accordance with Rule 457(c) under the Securities Act of 1933.

(b)   The Registrant previously paid $37,785.60 in connection with the filing of the Registrant’s Registration Statement on Form N-2 (File No. 333-280485) with the Securities and Exchange Commission on June 26, 2024.